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                                 Exhibit 23.7

              Consent of Ryder Scott Company Petroleum Engineers

      We consent to the description of our report dated January 1, 1995, in the Annual Report on Form 10-K of Key Production Company, Inc. for the year ended December 31, 1994 which is incorporated by reference in the Registration Statement on Form S-4 and Proxy Statement of Key Production Company, Inc. for the registration of 2,800,000 shares of its common stock.


                  /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                    RYDER SCOTT COMPANY PETROLEUM ENGINEERS



February 12, 1996